SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934(Amendment No. )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the

[X] Definitive Proxy Statement	Commission Only (as permitted by

[ ] Definitive Addition Materials	Rule 14-a-6(e)(2)0

[ ] Soliciting Material Pursuant to Rule 14a-11( c ) or Rule 14a-12

MHM SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

______________________________________________

(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4) Proposed maximum aggregate value of transaction: ______________________________________________

(5) Total fee paid: ______________________________________________

[ ] Fee paid previously with preliminary materials. ______________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ______________________________________________

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MHM SERVICES, INC.
8605 Westwood Center Drive, Suite 400
Vienna, Virginia 22182

AMENDED NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
To be Held March 1, 2001

February  12, 2001

      To The Stockholders:

      The Annual Meeting of Stockholders of MHM SERVICES, INC., a Delaware corporation (the “Company”), will be held at 9:00 a.m. on March 1, 2001 at the Reston, Virginia Office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, One Fountain Square, 1191 Freedom Drive, Suite 400, Reston, Virginia 20190 for the following purposes:

1.	To elect a Board of six Directors;

2.	To increase the number of shares in the Company’s Stock Option Plan from 1,000 to 4,656 shares; and

3.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

      Only stockholders of record at the close of business on January 2, 2001 are entitled to notice of, and to vote at, the meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s executive offices during the ten-day period preceding the meeting.

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors
CLEVELAND E. SLADE
Corporate Secretary

MHM SERVICES, INC.
8605 Westwood Center Drive, Suite 400
Vienna, Virginia 22182

AMENDED PROXY STATEMENT

INTRODUCTION

      This Amended Proxy Statement and the accompanying form of proxy previously sent to you are being furnished to the stockholders of MHM Services, Inc., a Delaware corporation (“Company”), by the Board of Directors and management of the Company, for use at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time, on March 1, 2001, at the Reston, Virginia Office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, One Fountain Square, 1191 Freedom Drive, Suite 400, Reston, Virginia 20190, and at any adjournment or postponement thereof. The Company will pay the expense of this proxy solicitation. This Amended Proxy Statement is first being mailed to stockholders on or about February 12, 2001 and supercedes the initial Proxy Statement mailed to stockholders on or about January 28, 2001. A copy of the Company’s 2000 Annual Report, including financial statements, was originally sent with the initial Proxy Statement along with the proxy form for the annual meeting. In addition to solicitation by mail, employees of the Company may personally solicit proxies.

      The close of business on January 2, 2001 has been fixed by the Board of Directors of the Company (“Board” or “Board of Directors”) as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The Company had 30,645 shares of Common Stock, $.01 par value per share (“Common Stock”), outstanding and entitled to vote at the close of business on January 2, 2001. Only stockholders of

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record on that date will be entitled to vote. The holders of shares of Common Stock are entitled to one vote per share.

      Members of the Board of Directors and the executive officers of the Company own an aggregate of 17,040 shares of Common Stock (exclusive of stock options and stock warrants), entitling the Board and officers to an aggregate of approximately 56% of the total outstanding votes on all matters scheduled to come before the meeting.

      It is intended that shares of stock represented by proxies in the accompanying form, unless otherwise specified, will be voted for the election of the persons nominated below. Abstentions and broker non-votes will be treated in accordance with applicable provisions of federal securities law, Delaware law and the Certificate of Incorporation, as amended, and By-Laws of the Company, as described herein.

      A proxy may be revoked by the person giving the proxy at any time prior to the close of voting. Prior to the Annual Meeting, filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date may revoke a proxy. During the Annual Meeting, a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of the Annual Meeting prior to the close of voting. Attendance at the Annual Meeting by itself is insufficient to revoke a duly executed proxy. Any stockholder of record as of the record date may attend the Annual Meeting and vote in person, whether or not a proxy has previously been given.

ELECTION OF DIRECTORS

      A Board of six directors will be elected at the Annual Meeting. According to the Certificate of Incorporation, as amended (“Certificate of Incorporation”) and By-Laws of the Company (“By-Laws”), directors are elected annually, and if elected, will serve until the next Annual Meeting and until the election and qualification of their successors. Stockholders do not have cumulative voting rights in the election of directors. The election of Directors requires a plurality of the votes of the shares present or represented at the meeting and entitled to vote. For purposes of the election of Directors, abstentions and broker non-votes will be counted as votes present and entitled to vote but will have no effect on the result of the vote.

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Nominees for Election as Directors

      The Board of Directors has proposed the six persons listed below as nominees for election as Directors at the Annual Meeting. All six of the nominees are currently serving as Directors.

				Year First Elected -
Name		Age	Position	Appointed to Board

Michael S. Pinkert		59	Chairman, CEO & Director	1981
Steven H. Wheeler		38	President, COO & Director	1997
William P. Ferretti	(2)	57	Director	1996
John L. Silverman	(1)	59	Director	1998
Michael F. Sandler	(2)	55	Director	1998
Jacob A. Shipon, M.D.	(1)	61	Director	1999

(1)	Member of the Compensation and Stock Option Committee

(2)	Member of the Audit Committee

      Michael S. Pinkert has been Chief Executive Officer and a Director of the Company since he founded it in 1981. He was formerly Vice President of Psychiatric Institutes of America (“PIA”) from 1979 to 1981. Prior to joining PIA, he was Vice President of Charter Medical Corporation from 1976 to 1977 where he was responsible for international marketing. He also worked in conjunction with Charter and PIA from 1974 to 1975 in establishing a hospital management company in Iran. Mr. Pinkert has worked in the health care management and consulting industry for over 30 years. Mr. Pinkert became Chairman of the Board of Directors in May 2000.

      Steven H. Wheeler has been President and Chief Operating Officer of the Company since May 2000. Mr. Wheeler joined the Company in May 1994 as Vice President-Integrated Delivery Systems and was promoted to Vice President-Operation in December 1997. Before joining the Company, Mr. Wheeler was Director of Business Development/Operations for Florida Psychiatric Group from April 1993 to February 1994, General Manager, Psych Options, Inc. from March 1992 to April 1993, and Regional Director of Operations, Merit Behavioral Care Corporation (formerly American Biodyne) from May 1990 to February 1992.

      William P. Ferretti has been a Director of the Company since August 1996. Mr. Ferretti has been Chief Executive Officer of Medstar Television, Inc. (producer and syndicator of televised medical news) since 1982 and also is a Director of U.S. Physicians,

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Inc. (physician practice management services) and Vitas Healthcare Corporation (provider of hospice services) and a general partner of the NEPA Venture Fund -II (venture capital firm).

      John L. Silverman became a Director of the Company in February 1998. Mr. Silverman is currently an independent consultant to the healthcare industry. For the past three years, he served as the Chief Executive Officer of AsiaCare, Inc., a southeast Asian healthcare investment company. From 1990 to August 1997, he was the Vice President and Chief Financial Officer of Chi Systems, Inc., a healthcare consulting company. Mr. Silverman is currently a Director of Integrated Health Services, Inc. and Superior Consultant Holding Corporation and several private companies.

      Michael F. Sandler became a Director of the Company in August 1998. Mr. Sandler is President and Chief Executive Officer of VeriText L.L.C. Previously, Mr. Sandler held the position Senior Vice President - Finance and Chief Executive Officer and was on the Board of Directors of MEDIQ, Inc. From 1986 to 1993 the Company had been a wholly owned subsidiary of MEDIQ. Mr. Sandler previously served the Company as a Director from August 1993 until January 1997.

      Dr. Jacob A. Shipon, a family physician for over 30 years, became a Director of the Company in 1999. Dr. Shipon was formerly Vice Chairman of MEDIQ, Inc. (former parent of Mental Health Management), and currently serves as Director of Copelco Financial Services, and as a Director of several private healthcare companies.

      The Board of Directors recommends that you vote FOR the slate of nominees set forth above.

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INFORMATION REGARDING THE BOARD OF DIRECTORS
AND MANAGEMENT OF THE COMPANY

Meetings and Committees of the Board of Directors

      The Board of Directors held nine meetings during the fiscal year ended September 30, 2000, and acted one time through unanimous written consent of the Board without a meeting. The Board has a Stock Option and Compensation Committee, and an Audit Committee. The Board as a whole serves as the Nominating Committee, and will consider nominees for director positions recommended by stockholders in writing, addressed to the Secretary of the Company, not later than September 30 of each year.

      During fiscal year 2000, Mr. Silverman, and Dr. Shipon, served as members of the Stock Option and Compensation Committee. During fiscal year 2000, Mr. Ferretti and Mr. Sandler served as members of the Audit Committee.

Other Executive Officers and Key Employees

      In addition to Messrs. Pinkert and Wheeler, the following persons are currently executive officers of the Company:

Name	Age	Position with the Company

Cleveland E. Slade Dayna Stewart Robert W. May	45 41 40	Vice President - Chief Financial Officer Vice President – Marketing and Development Vice President – Southeast Region

      Cleveland E. Slade has been Vice President and Chief Financial Officer since July 1998. Previously, Mr. Slade served as Vice President of Finance, Chief Financial Officer and Secretary of Sheppard Pratt Foundation from February 1997 to June 1998. Mr. Slade served as Regional Controller and the Corporate Controller for the Company from September 1994 to January 1997.

      Dayna Stewart joined the Company on June 1, 2000 as Vice President for Marketing and Development. Ms. Stewart was formerly associated with The Brown Schools as Vice President for Development where she was responsible for acquisitions and development and Cornell Corrections, Inc. where she was responsible for marketing and development for the juvenile division.

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      Robert W. May has been an employee of the Company for six years and currently serves as Vice President for the Southeast Region. Previously, he served in other managerial positions with the Company including Vice President of Development and Regional Vice President and Director of the PASARR program. Prior to joining the Company, Mr. May was Vice President/Administrator, Tallahassee Memorial Regional Medical Center, Psychiatric Center, in Tallahassee, Florida.

      Officers are elected annually by the Board and serve at the discretion of the Board of Directors.

Other Information

      Regulations adopted by the Securities and Exchange Commission require the Company to identify persons who failed to file or filed late reports required under Section 16(a) of the Securities Exchange Act of 1934. Generally, directors and officers are required to report changes in their ownership of the Company’s stock. To the best of the Company’s knowledge, all Directors and Executive Officers timely filed all forms required by Section 16(a).

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SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of December 31, 2000, the beneficial ownership of shares of the Company’s Common Stock par value $.01 per share by each person known to the Company to be the owner of in excess of five percent of the Company’s outstanding shares of common stock, each director of the Company, each Named Executive Officer and by all directors and officers of the Company as a group.

	Number of
Name	Shares(1)		% of Class Outstanding (2)
Michael S. Pinkert	11,294	(3)(4)	34.0%

Jacob & Judith Shipon	6,166	(3)	18.5%

Michael J. Rotko	6,020		18.1%

William P. Ferretti	1,035	(3)	3.1%

Bernard Korman	468		1.4%

Michael F. Sandler	290	(3)	*

John L. Silverman	285	(3)	*

Steven H. Wheeler	242	(3)(4)	*

Robert W. May	49	(3)	*

Cleveland E. Slade	28		*

All Executive Officers and Directors as Group	19,389		58.3%

*	Represents less than one percent

(1)	Except as otherwise indicated below, all shares are expected to be beneficially owned, and sole investment and voting power is expected to be held, by the person named. All share numbers have been adjusted to reflect the Company’s 500 for one reverse stock split.

(2)	All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding, including, as appropriate, the shares referred to in the notes below.

(3)	Includes options exercisable currently or within the next 60 days, following December 31, 2000, including Mr. Pinkert – 243, Mr. Wheeler – 82, Dr. Shipon – 15, Mr. Ferretti – 20, Mr. Sandler – 15, Mr. Silverman – 15, Mr. May - 49, and Mr. Slade – 28. Includes warrants exercisable currently or within the next 60 days, following December 31, 2000, including Mr. Pinkert - 1,214, Dr. Shipon – 371, Mr. Ferretti – 150 and Mr. Silverman – 80.

(4)	Includes shares held in retirement accounts

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EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information regarding compensation paid during each of the last three fiscal years to the Company’s Chief Executive Officer and the Company’s other most highly compensated executive officers whose annual compensation exceeded $100,000 in fiscal year 2000 (collectively “Named Executive Officers”).

				(2)
		Annual		Long Term	(1)
Name and		Compensation		Compensation	All Other
Principal Position	Year	Salary	Bonus	Stock Options	Compensation

Michael S. Pinkert	2000	$163,332	—	452	8,413

Chairman and CEO	1999	150,000	—	285	7,478

	1998	237,000	—	—	16,927

Steven H. Wheeler	2000	$133,590	—	—	8,199

President and COO	1999	115,000	—	60	7,200

	1998	121,687	—	20	8,937

Cleveland E. Slade	2000	$120,482	—	—	7,200

Vice President and CFO	1999	110,000	—	20	7,200

	1998		—	—	—

Robert W. May	2000	$95,129	4,575	—	899

Vice President Southeast Region	1999	90,000	42,605	20	—

	1998		—	—	—

1.	Amounts reported represent the total automobile allowances and Company contributions to the 401(k) plan.

2.	Amounts reported included stock options and warrants issued to these employees. All option numbers have been adjusted to reflect the Company’s 500 for one reverse stock split.

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Aggregated Option and Fiscal Year-End Option Value Table

      The following sets forth information concerning the September 30, 2000 value of the exercisable and unexercisable options held by each of the Named Executive Officers. During fiscal year 2000, no stock options were granted or exercised by any of the Named Executive Officers.

					Value of Unexercised
	Shares		Total Number of		In-The-Money Options
	Acquired	Value	Unexercised Options		At Year End
	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael S. Pinkert	—	—	243	41	$—	$—

Steven H. Wheeler	—	—	76	88	—	—

Cleveland E. Slade	—	—	28	72	—	—

Robert W. May	—	—	38	80	—	—

As of September 30, 2000, none of the options granted to Named Executive Officers were in the money.

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Ten Year Option Repricing

      During the fiscal year ended September 30, 2000, the Company repriced all of its outstanding options. See “Board Compensation Committee Report on Executive Compensation”. The effect of this repricing on the Named Executive Officers and the repricing of any of their options during all of the prior ten completed fiscal years is set forth below:

		Number of	Market Price	Exercise		Length of Original
		Securities	of Stock at	Price at	New	Option Remaining
		Underlying	Time of	Time of	Exercise	at Date of
Name	Date	Options Repriced (1)	Repricing($)(1)	Repricing ($)(1)	Repricing ($)	Repricing

Michael S. Pinkert	09/16/93	180	$72.00	$250.00	$72.00	36 months

Michael S. Pinkert	07/08/97	104	72.00	625.00	72.00	79 months

Steven H. Wheeler	10/12/94	20	72.00	250.00	72.00	48 months

Steven H. Wheeler	01/30/97	10	72.00	250.00	72.00	88 months

Steven H. Wheeler	07/08/97	50	72.00	625.00	72.00	81 months

Steven H. Wheeler	12/18/97	20	72.00	310.00	72.00	87 months

Steven H. Wheeler	04/08/97	60	72.00	310.00	72.00	91 months

Cleveland E. Slade	05/07/98	40	72.00	340.00	72.00	102 months

Cleveland E. Slade	04/08/99	60	72.00	310.00	72.00	94 months

Robert H. May	01/30/97	10	72.00	250.00	72.00	88 months

Robert H. May	07/08/97	30	72.00	310.00	72.00	81 months

Robert H. May	10/29/97	4	72.00	750.00	72.00	84 months

Robert H. May	12/18/97	14	72.00	310.00	72.00	87 months

Robert H. May	04/08/99	60	72.00	310.00	72.00	102 months

      (1) Adjusted to reflect the Company’s 500 for one reverse stock split.

Compensation of Directors

      Directors who are employees of the Company receive no additional compensation for their services as Directors or as members of committees of the Board of Directors. Non-employee Directors receive a quarterly stipend of $2,500 for their services in such capacities. In 1993, the Company adopted a Stock Option Plan for Non-Employee Directors. The Company grants a director 25 options for serving on the Company’s Board of Directors. All options granted under this plan vest 20% at date of grant with the remaining 80% vesting ratably over four years. The options expire ten years from the date of the original grant.

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Board Compensation Committee Report on Executive Compensation

      Historically, our Board of Directors, through the advice of its Compensation Committee, has determined compensation arrangements for our executive officers by reference to a survey of compensation trends by position among hospital management companies. During the fiscal year ended September 30, 2000, based on the recommendation of the Compensation Committee, the Board of Directors approved an increase in the annual salaries of the Named Executive Officers to bring their current salaries in line with market trends. The salary increases increased total compensation expenses for all executive officers by $54,000 for the fiscal year ended September 30, 2000.

      The Compensation Committee also rewards our executive officers based upon the Committee’s subjective determination concerning individual performance and the achievement of certain internal financial objectives. Executive officers become entitled to receive a percentage of the bonus potential based upon the percentage achievement of the Company’s internal projected operating profit. Bonuses to be paid, if any, are determined based upon the amount by which we exceed projected operating profit and the allocation of a bonus pool among the plan participants. The bonus pool is based upon the amount by which we exceed projected operating profits, and can range from 25% to 100%. Allocation factors include salary levels and individual performance evaluations. Through this plan, a portion of our executive officer’s annual total compensation is placed at risk in order to provide an incentive toward sustained high performance.

      For the fiscal year ended September 30, 2000, we have accrued $113,000 for incentive awards to our executive officers.

      In addition, it has been the policy of the Committee to utilize stock options to provide a link between compensation and the market performance of the Company’s stock, and to focus attention of management on the enhancement of shareholder value. As a general rule, the options are subject to ratable vesting over a five-year period.

      During fiscal year 2000 there were no awards of stock options. However, on September 30, 2000, based on the recommendation of the Compensation Committee, and as a result of the 500 to 1 reverse stock split declared on March 21, 2000, the Board of Directors approved a repricing of all outstanding stock options at September 30, 2000, from their current individual exercise price to a new exercise price of $72.00 per share to equal the price of shares offered during the Shareholders’ Rights Offering. In November 2000, as a measure to counter the dilutive effect of the Shareholders’ Rights Offering on current stock option holders, the Compensation Committee approved an increase in the option pool from 1,000 options to 4,656 options. This change raised the option pool from 13% of our outstanding shares prior to the Shareholders’ Rights Offering to 15% of our outstanding

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shares as of November 15, 2000. Effective November 15, 2000, the Company granted 2,906 options to its employees and Board members in order to offset the dilutive effects of the Shareholders’ Rights Offering.

Members of MHM Services, Inc. Compensation and Stock Option Committee John L. Silverman Jacob A. Shipon, M.D.

Audit Committee Report

      The Audit Committee assists the Board in overseeing and monitoring the integrity on the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit process. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. The Company has not as of yet adopted an Audit Committee charter. In fulfilling its responsibilities for the financial statements for fiscal year 2000, the Audit committee took the following actions:

      Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2000 with management and KPMG LLP, the Company’s independent auditors.

      Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

      Received written disclosures and the letters from KPMG LLP regarding its independence as required by Independence Standard Board Standard No. 1. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

Members of the MHM Services, Inc. Audit Committee

William P. Ferretti
Michael F. Sandler

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Stock Performance Chart

      The following chart compares the cumulative total shareholder return on the Company’s Common Stock for fiscal years 1995 through 2000 with the S&P 600 (small cap companies) and an index of peer companies selected by the Company, consisting of: Vencor Inc., Comprehensive Care Corp., Magellan Health Services, Inc. (formerly Charter Medical Corp.), PMR Corporation and Ramsay Health Care, Inc.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In October 1997, we obtained an unsecured $500,000 line of credit from Bank of America. This line of credit was required in order to meet our cash demands, and there were no other reasonable sources for financing. Michael S. Pinkert personally guaranteed the line of credit. William P. Ferretti, Director and Lee Calligaro, former Vice President and General Counsel, each indemnified Mr. Pinkert on his guarantee to the extent of $100,000. In consideration of the risks assumed in connection with the guarantee and indemnification, we granted 180 warrants to purchase common stock of the Company at a price of $755 per share. The warrants were issued as follows, Mr. Pinkert —108 warrants, Mr. Ferretti and Calligaro 36 warrants each. In addition, for each month there was an outstanding balance on the line of credit, we issued additional warrants to purchase shares of common stock at $755.00 per share. We granted warrants for the number of shares as are equal in value (at a price of $755 per share) to one and one-half percent of the average loan balance that was outstanding at the end of each month, based on the guarantor’s and indemnitors’ pro-rata share.

      In fiscal 1999 Mr. Pinkert, Mr. Ferretti, and Mr. Calligaro, guarantor and indemnitors of the original line of credit of $500,000, who earned warrants of 210, 70, and 70, respectively, during the period that this obligation was outstanding, were granted a reduction in their warrant exercise purchase price to $50 per share to purchase our stock with previously earned warrants.

      In June 1999, we renegotiated the line of credit to a maximum borrowing capacity of $1,300,000. Mr. Pinkert personally guaranteed the entire line of credit. For his guaranty in June 1999, we granted an additional 180 warrants to purchase stock of the Company at $50 per share. William P. Ferretti, John Silverman, Jacob Shipon, our Directors, and Lee Calligaro indemnified Mr. Pinkert on his guarantee to the extent of $550,000. For their indemnifications, we granted to each indemnitor on a pro-rata basis according to their individual indemnification, a total of 198 warrants to purchase stock of the Company at $50 per share. As a fee to the guarantor and indemnitors for the ongoing risks represented by the guarantee and indemnification obligations, for each month during which the guarantee and indemnification obligations are outstanding, warrants for the number of shares as are equal in value (at a price of $50 per share) to one and one-half percent of the average loan balance which is outstanding during the month will be issued.

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      Effective May 31, 2000, we converted our line of credit of $1,300,000 to a promissory note due on May 31, 2002. The note has a revolving feature that allows us to borrow, repay and re-borrow up to the maximum aggregate amount. On July 13, 2000, with no changes in the original terms, we increased the borrowing capacity on the note to $1,800,000. Mr. Pinkert and Dr. Shipon have personally guaranteed this note in the amount of $1,300,000 and $500,000. For their guarantees, we granted Mr. Pinkert an additional 180 warrants, and to Dr. Shipon 126 warrants, to purchase our common stock at $50 per share. As compensation to Mr. Pinkert and Dr. Shipon for the ongoing risks represented by their guarantees, warrants for the number of shares as are equal in value (at a price of $50 per share) to one and one-half percent of the average loan balance that is outstanding during the month will be issued.

      In funding the MEDIQ settlement, the Company secured a loan for $2,000,000 from its principal lender HealthCare Financial Partners in July 1998. The loan from HealthCare Financial Partners had a six-month term and an interest rate of prime plus 2.6% above the Eurodollar rate. As a condition of granting the loan, HealthCare Financial Partners required Michael S. Pinkert to guarantee $800,000 of the $2,000,000 loan. For his guaranty, the Company granted Mr. Pinkert ten year warrants for 290 shares of stock exercisable at $250 per share.

      The total warrants outstanding at September 30, 2000 were 1,898.

INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG LLP, Certified Public Accountants, audited the financial statements of the Company for the fiscal years ended September 30, 2000 and 1999. The Board of Directors does not expect representatives of KPMG LLP to be present at the meeting. The Company anticipates at the Annual Meeting to recommend to the stockholders that they approve KPMG LLP as the Company’s auditors for the fiscal year ended September 30, 2001. If this does not occur, the Board of Directors will reconsider its appointment.

      The independent accountants’ report dated January 2001 on the consolidated financial statements for the fiscal years ended September 30, 2000 and 1999 contained no qualification or modification as to audit scope or accounting principles, nor any disclaimer of opinion.

      During fiscal years 2000 and 1999 and subsequent interim periods of 2001, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices which if not resolved to their satisfaction would have resulted in a reference to the subject matter in the independent accountants’ report. Similarly, there have been no such disagreements with KPMG LLP since the date of their engagement.

      There were no “reportable events” as that term is described in item 304(a)(v) of

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regulation S-K.

      During the fiscal years ended September 30, 2000 and 1999 and subsequent interim periods during the fiscal 2001, the Company did not consult KPMG LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

Audit Fees

      During the Company’s fiscal year ended September 30, 2000, the Company paid KPMG LLP for their audit of the Company’s annual financial statements for the fiscal year ended September 30, 1999, a total of $ $33,000 for their review of the Company’s 1999 Annual Report and quarterly reports on Form 10-Q filed for the 2000 fiscal year.

All Other Fees

      During the company’s fiscal year ended September 30, 2000, the Company paid KPMG LLP $11,000 for tax consulting services and $10,000 for the annual audit of the Company’s 401(k) plan.

OTHER BUSINESS

      As noted above, the Compensation Committee has recommended that the Company increase the number of options that can be granted under the Company’s 1993 Stock Option Plan from 1,000 to 4,656 so that the total available options can approximate 15% of the Company’s outstanding shares of common stock. The Company wants the ability to grant these additional stock options as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended. The principal benefit of incentive stock options to employees is that employees can avoid the recognition of taxable income on the exercise of the options. Taxable income would otherwise need to be recognized to the extent that the fair market value of the shares received upon exercise of the options exceeds the option exercise price. A requirement for qualifying options as incentive stock options under section 422 of the Internal Revenue Code is that the stockholders approve the plan, including any increase in the number of shares authorized under the plan.

      The Board of directors recommends that you vote FOR the increase in the number of stock options that can be granted under the 1993 Stock Option Plan from 1,000 to 4,656.

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      The Board of Directors is unaware of any other business that may come before the stockholders at the Annual Meeting.

STOCKHOLDER PROPOSALS for 2001 ANNUAL MEETING

      In order for proposals of stockholders to be considered at the 2002 Annual Meeting, the Secretary of the Company must receive such proposals not later than October 3, 2001.

By Order of the Board of Directors, /s/Cleveland E. Slade Corporate Secretary

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Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
MHM SERVICES, INC.

March 1, 2001

Please Detach and Mail in the Envelope Provided

A [X] Please mark your votes as in this example.

		GRANT AUTHORITY	WITHHOLD AUTHORITY
		to vote for all nominees	to vote for all
		except as listed below	nominees
1.	Election of Directors.	[ ]	[ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

Nominees:	Michael S. Pinkert

Steven H. Wheeler

William P. Ferretti

John L. Silverman

Michael F. Sandler

Dr. Jacob A. Shipon

		FOR	AGAINST	ABSTAIN
2.	Increase Stock Option Pool.	[ ]	[ ]	[ ]

3.	In their discretion, the Proxies are	[ ]	[ ]	[ ]

authorized to vote upon such other

business as may properly come

before this meeting.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. EACH MEMBER IS REQUIRED TO SUBMIT AN EXECUTED PROXY.

This proxy also grants discretionary authority to vote with respect to any other business which may properly come before the Annual Meeting of Stockholders and any and all adjournments and postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)___________________________________________________	DATE:__________	, 2001

NOTE:	Please sign above exactly as name appears on the account. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Proxy

MHM SERVICES, INC.
8605 Westwood Center Drive, Suite 400
Vienna, Virginia 22182

The undersigned hereby appoints Michael S. Pinkert and Steven H. Wheeler, and each of them, as proxy, with full power of substitution and hereby authorizes each of them to represent and to vote, as designated on the reverse the shares of common stock of MHM Services, Inc. held of record by the undersigned on January 2, 2001 at the annual meeting of stockholders to be held on March 1, 2001.

PLEASE MARK, SIGN AND DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.